AMENDMENT TO EMPLOYMENT AGREEMENT


                  This Amendment to Employment Agreement ("Amendment") is made and entered into as of January 1, 2000, by and between BF ENTERPRISES, INC. ("Corporation") and PAUL WOODBERRY ("Officer").

                  The parties hereto do hereby agree as follows:

1. Section 2.2 of the Employment Agreement dated as of December 22, 1992 ("Employment Agreement") between Corporation and Officer is hereby amended by changing both of the date references appearing therein from "December 31, 1997" to "December 31, 2004."

2. In all other respects the Employment Agreement is hereby ratified and confirmed.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and date first above written.


                                           BF ENTERPRISES, INC.

                                           By:  /s/  Brian P. Burns
                                                ------------------------
                                                President


                                                /s/  Paul Woodberry
                                                ------------------------
                                                 Paul Woodberry